Exhibit 99

NextEra Energy Partners, LP
Media Line: 561-694-4442
April 21, 2022

FOR IMMEDIATE RELEASE

NextEra Energy Partners, LP reports first-quarter 2022 financial results
•Grows LP distributions per unit approximately 15% year-over-year
•Announces an agreement to acquire an approximately 67% interest in an approximately 230-megawatt battery storage asset from NextEra Energy Resources
•Further enhances its renewable energy profile through the sale of a 156-mile gas pipeline from its existing portfolio in early April

JUNO BEACH, Fla. - NextEra Energy Partners, LP (NYSE: NEP) today reported first-quarter 2022 net income attributable to NextEra Energy Partners of $144 million. NextEra Energy Partners also reported first-quarter 2022 adjusted EBITDA of $412 million and cash available for distribution (CAFD) of $169 million. NextEra Energy Partners delivered first-quarter financial results in line with management's expectations.

NextEra Energy Partners' management uses adjusted EBITDA and CAFD, which are non-GAAP financial measures, internally for financial planning, analysis of performance and reporting of results to the board of directors. NextEra Energy Partners also uses these measures when communicating its financial results and earnings outlook to analysts and investors. The attachments to this news release include a reconciliation of historical adjusted EBITDA and CAFD to net income, which is the most directly comparable GAAP measure.

"NextEra Energy Partners delivered solid first-quarter results, with year-over-year growth in adjusted EBITDA of more than 16%, driven primarily by contributions from the approximately 2,400 net megawatts of renewables and storage added during 2021," said John Ketchum, chairman and chief executive officer. "Consistent with our plan to expand and diversify NextEra Energy Partners' portfolio, we announced today that we have entered into an agreement with NextEra Energy Resources to acquire an approximately 67% interest in an approximately 230-megawatt, 4-hour battery storage facility in California that is fully contracted with an investment-grade counterparty for 15 years. In addition, we recently completed the sale of our Monument Pipeline in Texas at an attractive and accretive EBITDA multiple. We are pleased with this transaction and look forward to redeploying the proceeds into accretive renewable energy assets to support the partnership's long-term distribution growth expectations. NextEra Energy Partners remains on a trajectory to grow our LP distributions per unit by 12% to 15% through at least 2024, and we continue to believe NextEra Energy Partners offers a compelling investor value proposition and look forward to delivering on that potential over the coming years."

Announces acquisition of an approximately 67% interest in battery storage project
NextEra Energy Partners today announced that it has entered into an agreement with NextEra Energy Resources to acquire an approximately 67% interest in an approximately 230-megawatt, 4-hour battery storage facility in California that is fully contracted with an investment-grade counterparty for 15 years. The acquisition will further diversify NextEra Energy Partners' existing portfolio with the addition of another battery storage project and will be an excellent complement to NextEra Energy Partners' existing operations. NextEra Energy Partners expects to acquire the project interest for approximately $191 million, subject to closing adjustments, which is expected to be funded with existing debt capacity. NextEra Energy Partners' share of the asset's tax equity financing is estimated to be approximately $80 million at the time of closing. The acquisition is expected to contribute adjusted EBITDA of approximately $30 million to $35 million and CAFD of approximately $13 million to $18 million, each on a five-year average annual run-rate basis, beginning Dec. 31, 2022. The transaction is expected to close later this year, upon the project reaching its commercial operations date, and supports NextEra Energy Partners' projected adjusted EBITDA and CAFD growth in 2022.

Completed the sale of Monument Pipeline to a third party
In early April, NextEra Energy Partners announced that it completed the sale of Monument Pipeline, LP, an approximately 156-mile, 16-inch pipeline that transports natural gas in Texas, to a third party for total consideration of approximately $203 million. NextEra Energy Partners expects to redeploy the transaction proceeds to acquire higher-yielding renewable energy assets.

Quarterly distribution declaration
The board of directors of NextEra Energy Partners declared a quarterly distribution of $0.7325 per common unit (corresponding to an annualized rate of $2.93 per common unit) to the unitholders of NextEra Energy Partners. With the declaration, the distribution has grown approximately 15% on an annualized basis versus the first quarter of 2021. The distribution will be payable on May 12, 2022, to unitholders of record as of May 5, 2022.

Outlook
NextEra Energy Partners continues to expect run-rate adjusted EBITDA and CAFD contributions from its forecasted portfolio at Dec. 31, 2022, to be in the ranges of $1.775 billion to $1.975 billion and $675 million to $765 million, respectively.

From a base of its fourth-quarter 2021 distribution per common unit at an annualized rate of $2.83 per common unit, NextEra Energy Partners continues to expect 12% to 15% per year growth in limited partner distributions as being a reasonable range of expectations through at least 2024, subject to the usual caveats. NextEra Energy Partners expects the annualized rate of the fourth-quarter 2022 distribution, which is payable in February 2023, to be in a range of $3.17 to $3.25 per common unit.

These expectations are subject to the usual caveats and include the impact of incentive distribution rights (IDR) fees, as these fees are treated as an operating expense.

Adjusted EBITDA, CAFD, limited partner distributions and other expectations assume, among other things, normal weather and operating conditions; positive macroeconomic conditions in the U.S.; public policy support for wind and solar development and construction; market demand and transmission expansion to support wind and solar development; market demand for pipeline capacity; access to capital at reasonable cost and terms; and no changes to governmental policies or incentives. Please see the accompanying cautionary statements for a list of the risk factors that may affect future results. Adjusted EBITDA and CAFD do not represent substitutes for net income, as prepared in accordance with GAAP. The adjusted EBITDA and CAFD expectations have not been reconciled to GAAP net income because NextEra Energy Partners' GAAP net income includes unrealized mark-to-market gains and losses related to derivative transactions, which cannot be determined at this time.

As previously announced, NextEra Energy Partners' first-quarter 2022 conference call is scheduled for 9 a.m. ET today. Also discussed during the call will be first-quarter 2022 financial results for NextEra Energy, Inc. (NYSE: NEE). The listen-only webcast will be available on the website of NextEra Energy Partners by accessing the following link: www.NextEraEnergyPartners.com/FinancialResults. The news release and the slides accompanying the presentation may be downloaded at www.NextEraEnergyPartners.com/FinancialResults, beginning at 7:30 a.m. ET today. A replay will be available for 90 days by accessing the same link as listed above.

This news release should be read in conjunction with the attached unaudited financial information.

NextEra Energy Partners, LP
NextEra Energy Partners, LP (NYSE: NEP) is a growth-oriented limited partnership formed by NextEra Energy, Inc. (NYSE: NEE). NextEra Energy Partners acquires, manages and owns contracted clean energy projects with stable, long-term cash flows. Headquartered in Juno Beach, Florida, NextEra Energy Partners owns interests in geographically diverse wind, solar and energy storage projects in the U.S. as well as natural gas infrastructure assets in Texas and Pennsylvania. For more information about NextEra Energy Partners, please visit: www.NextEraEnergyPartners.com.

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Cautionary Statements and Risk Factors That May Affect Future Results

This news release contains "forward-looking statements" within the meaning of the federal securities laws. Forward-looking statements are not statements of historical facts, but instead represent the current expectations of NextEra Energy Partners, LP (together with its subsidiaries, NEP) regarding future operating results and other future events, many of which, by their nature, are inherently uncertain and outside of NEP's control. Forward-looking statements in this news release include, among others, statements concerning adjusted EBITDA, cash available for distribution (CAFD) and unit distribution expectations, as well as statements concerning NEP's future operating performance, financing needs and results of acquisitions. In some cases, you can identify the forward-looking statements by words or phrases such as "will," "may result," "expect," "anticipate," "believe," "intend," "plan," "seek," "aim," "potential," "projection," "forecast," "predict," "goals," "target," "outlook," "should," "would" or similar words or expressions. You should not place undue reliance on these forward-looking statements, which are not a guarantee of future performance. The future results of NEP and its business and financial condition are subject to risks and uncertainties that could cause NEP's actual results to differ materially from those expressed or implied in the forward-looking statements. These risks and uncertainties could require NEP to limit or eliminate certain operations. These risks and uncertainties include, but are not limited to, the following: NEP's ability to make cash distributions to its unitholders is affected by wind and solar conditions at its renewable energy projects; operation and maintenance of renewable energy projects and pipelines involve significant risks that could result in unplanned power outages, reduced output or capacity, personal injury or loss of life; NEP's business, financial condition, results of operations and prospects can be materially adversely affected by weather conditions, including, but not limited to, the impact of severe weather; NEP depends on certain of the renewable energy projects and pipelines in its portfolio for a substantial portion of its anticipated cash flows; NEP may pursue the repowering of wind projects or the expansion of natural gas pipelines that would require up-front capital expenditures and could expose NEP to project development risks; terrorist acts, cyberattacks or other similar events could impact NEP's projects, pipelines or surrounding areas and adversely affect its business; the ability of NEP to obtain insurance and the terms of any available insurance coverage could be materially adversely affected by international, national, state or local events and company-specific events, as well as the financial condition of insurers. NEP's insurance coverage does not provide protection against all significant losses; NEP relies on interconnection, transmission and other pipeline facilities of third parties to deliver energy from its renewable energy projects and to transport natural gas to and from its pipelines. If these facilities become unavailable, NEP's projects and pipelines may not be able to operate or deliver energy or may become partially or fully unavailable to transport natural gas; NEP's business is subject to liabilities and operating restrictions arising from environmental, health and safety laws and regulations, compliance with which may require significant capital expenditures, increase NEP's cost of operations and affect or limit its business plans; NEP's renewable energy projects or pipelines may be adversely affected by legislative changes or a failure to comply with applicable energy and pipeline regulations; Petroleos Mexicanos (Pemex) may claim certain immunities under the Foreign Sovereign Immunities Act and Mexican law, and the Texas pipeline entities' ability to sue or recover from Pemex for breach of contract may be limited and may be exacerbated if there is a deterioration in the economic relationship between the U.S. and Mexico; NEP does not own all of the land on which the projects in its portfolio are located and its use and enjoyment of the property may be adversely affected to the extent that there are any lienholders or land rights holders that have rights that are superior to NEP's rights or the U.S. Bureau of Land Management suspends its federal rights-of-way grants; NEP is subject to risks associated with litigation or administrative proceedings that could materially impact its operations, including, but not limited to, proceedings related to projects it acquires in the future; NEP's operations require NEP to comply with anti-corruption laws and regulations of the U.S. government and Mexico; NEP is subject to risks associated with its ownership interests in projects that are under construction, which could result in its inability to complete construction projects on time or at all, and make projects too expensive to complete or cause the return on an investment to be less than expected; NEP relies on a limited number of customers and is exposed to the risk that they may be unwilling or unable to fulfill their contractual obligations to NEP or that they otherwise terminate their agreements with NEP; NEP may not be able to extend, renew or replace expiring or terminated power purchase agreements (PPA), natural gas transportation agreements or other customer contracts at favorable rates or on a long-term basis; if the energy production by or availability of NEP's renewable energy projects is less than expected, they may not be able to satisfy minimum production or availability obligations under their PPAs; NEP's growth strategy depends on locating and acquiring interests in additional projects consistent with its business strategy at favorable prices; reductions in demand for natural gas in the United States or Mexico and low market prices of natural gas could materially adversely affect NEP's pipeline operations and cash flows; government laws, regulations and policies providing incentives and subsidies for clean energy could be changed, reduced or eliminated at any time and such changes may negatively impact NEP's growth strategy; NEP's growth strategy depends on the acquisition of projects developed by NextEra Energy, Inc. (NEE) and third parties, which face risks related to project siting, financing, construction, permitting, the environment, governmental approvals and the negotiation of project development agreements; acquisitions of existing clean energy projects involve numerous risks; NEP may continue to acquire other sources of clean energy and may expand to include other types of assets. Any further acquisition of non-renewable energy projects may present unforeseen challenges and result in a competitive disadvantage relative to NEP's more-established competitors; NEP faces substantial competition primarily from regulated utilities, developers, independent power producers, pension funds and private equity funds for opportunities in North America; the natural gas pipeline industry is highly competitive, and increased competitive pressure could adversely affect NEP's business; NEP may not be able to access sources of capital on commercially reasonable terms, which would have a material adverse effect on its ability to consummate future acquisitions and pursue other growth opportunities; restrictions in NEP and its subsidiaries' financing agreements could adversely affect NEP's business, financial condition, results of operations and ability to make cash distributions to its unitholders; NEP's cash distributions to its unitholders may be reduced as a result of restrictions on NEP's subsidiaries' cash distributions to NEP under the terms of their indebtedness or other financing agreements; NEP's subsidiaries' substantial amount of indebtedness may adversely affect NEP's ability to operate its business, and its failure to comply with the terms of its subsidiaries' indebtedness could have a material adverse effect on NEP's financial condition; NEP is exposed to risks inherent in its use of interest rate swaps; widespread public health crises and epidemics or pandemics may have material adverse impacts on NEP's business, financial condition, liquidity, results of operations and ability to make cash distributions to its unitholders; NEE has influence over NEP; under the cash sweep and credit support agreement, NEP receives credit support from NEE and its affiliates. NEP's subsidiaries may default under contracts or become subject to cash sweeps if credit support is terminated, if NEE or its affiliates fail to honor their obligations under credit support arrangements, or if NEE or another credit support provider ceases to satisfy creditworthiness requirements, and NEP will be required in certain circumstances to reimburse NEE for draws that are made on credit support; NextEra Energy Resources, LLC (NEER) or one of its affiliates is permitted to borrow funds received by NEP's subsidiaries and is obligated to return these funds only as needed to cover project costs and distributions or as demanded by NextEra Energy Operating Partners, LP (NEP OpCo). NEP's financial condition and ability to make distributions to its unitholders, as well as its ability to grow distributions in the future, is highly dependent on NEER's performance of its obligations to return all or a portion of these funds; NEER's right of first refusal may adversely affect NEP's ability to consummate future sales or to obtain favorable sale terms; NextEra Energy Partners GP, Inc. (NEP GP) and its affiliates may have conflicts of interest with NEP and have limited duties to NEP and its unitholders; NEP GP and its affiliates and the directors and officers of NEP are not restricted in their ability to compete with NEP, whose business is subject to certain restrictions; NEP may only terminate the Management Services Agreement among, NEP, NextEra Energy Management Partners, LP (NEE Management), NEP OpCo and NextEra Energy Operating Partners GP, LLC (NEP OpCo GP) under certain limited circumstances; if the agreements with NEE Management or NEER are terminated, NEP may be unable to contract with a substitute service provider on similar terms; NEP's arrangements with NEE limit NEE's potential liability, and NEP has agreed to indemnify NEE against claims that it may face in connection with such arrangements, which may lead NEE to assume greater risks when making decisions relating to NEP than it otherwise would if acting solely for its own account; NEP's ability to make distributions to its unitholders depends on the ability of NEP OpCo to make cash distributions to its limited partners; if NEP incurs material tax liabilities, NEP's distributions to its unitholders may be reduced, without any corresponding reduction in the amount of the IDR fee; holders of NEP's units may be subject to voting restrictions; NEP's partnership agreement replaces the fiduciary duties that NEP GP and NEP's directors and officers might have to holders of its common units with contractual standards governing their duties and the NYSE does not require a publicly traded limited partnership like NEP to comply with certain of its corporate governance requirements; NEP's partnership agreement restricts the remedies available to holders of NEP's common units for actions taken by NEP's directors or NEP GP that might otherwise constitute breaches of fiduciary duties; certain of NEP's actions require the consent of NEP GP; holders of NEP's common units currently cannot remove NEP GP without NEE's consent and provisions in NEP's partnership agreement may discourage or delay an acquisition of NEP that NEP unitholders may consider favorable; NEE's interest in NEP GP and the control of NEP GP may be transferred to a third party without unitholder consent; NEP may issue additional units without unitholder approval, which would dilute unitholder interests; reimbursements and fees owed to NEP GP and its affiliates for services provided to NEP or on NEP's behalf will reduce cash distributions from NEP OpCo and from NEP to NEP's unitholders, and there are no limits on the amount that NEP OpCo may be required to pay; increases in interest rates could adversely impact the price of NEP's common units, NEP's ability to issue equity or incur debt for acquisitions or other purposes and NEP's ability to make cash distributions to its unitholders; the liability of holders of NEP's units, which represent limited partnership interests in NEP, may not be limited if a court finds that unitholder action constitutes control of NEP's business; unitholders may have liability to repay distributions that were wrongfully distributed to them; the issuance of securities convertible into, or settleable with, common units may affect the market price for NEP's common units, will dilute common unitholders' ownership in NEP and may decrease the amount of cash available for distribution for each common unit; NEP's future tax liability may be greater than expected if NEP does not generate net operating losses (NOLs) sufficient to offset taxable income or if tax authorities challenge certain of NEP's tax positions; NEP's ability to use NOLs to offset future income may be limited; NEP will not have complete control over NEP's tax decisions; and, distributions to unitholders may be taxable as dividends. NEP discusses these and other risks and uncertainties in its annual report on Form 10-K for the year ended December 31, 2021 and other Securities and Exchange Commission (SEC) filings, and this news release should be read in conjunction with such SEC filings made through the date of this news release. The forward-looking statements made in this news release are made only as of the date of this news release and NEP undertakes no obligation to update any forward-looking statements.

NEXTERA ENERGY PARTNERS, LP
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(millions, except per unit amounts)
(unaudited)
PRELIMINARY

	Three Months Ended March 31,
	2022	2021
OPERATING REVENUES
Renewable energy sales	$224	$155
Texas pipelines service revenues	57	91
Total operating revenues	281	246
OPERATING EXPENSES
Operations and maintenance	129	92
Depreciation and amortization	103	67
Taxes other than income taxes and other	15	9
Total operating expenses – net	247	168
OPERATING INCOME	34	78
OTHER INCOME (DEDUCTIONS)
Interest expense	284	504
Equity in earnings of equity method investees	45	43
Equity in earnings of non-economic ownership interests	19	14
Other – net	1	2
Total other income (deductions) – net	349	563
INCOME BEFORE INCOME TAXES	383	641
INCOME TAXES	50	70
NET INCOME	333	571
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(189)	(369)
NET INCOME ATTRIBUTABLE TO NEXTERA ENERGY PARTNERS, LP	$144	$202

Earnings per common unit attributable to NextEra Energy Partners, LP – basic	$1.72	$2.66
Earnings per common unit attributable to NextEra Energy Partners, LP – assuming dilution(a)	$1.72	$2.66
Weighted-average number of common units outstanding – basic	83.9	75.9
Weighted-average number of common units outstanding – assuming dilution	84.0	76.0
__________________________
(a)    Adjusted for impact of diluted securities

NEXTERA ENERGY PARTNERS, LP
Reconciliation of Net Income to Adjusted EBITDA and Cash Available for Distribution (CAFD)
(millions)

	Three Months Ended March 31,
	2022	2021
Net income	$333	$571
Add back:
Depreciation and amortization	103	67
Interest expense	(284)	(504)
Income taxes	50	70
Tax credits	200	132
Amortization of intangible assets – PPAs	36	26
Noncontrolling interests in NET Mexico, Silver State and Star Moon Holdings	(19)	(10)
Equity in earnings of non-economic ownership interests	(19)	(14)
Depreciation and interest expense included within equity in earnings of equity method investees	13	16
Other	(1)	—
Adjusted EBITDA	$412	$354
Tax credits	(200)	(132)
Other – net	(3)	(11)
Cash available for distribution before debt service payments	$209	$211
Cash interest paid	(53)	(43)
Debt repayment principal(a)	13	16
Cash available for distribution	$169	$184
__________________________
(a)    Includes normal principal payments, including distributions/contributions to/from tax equity investors and payments to convertible equity portfolio investors.

NEXTERA ENERGY PARTNERS, LP
CONDENSED CONSOLIDATED BALANCE SHEETS
(millions)
(unaudited)
PRELIMINARY

	March 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$168	$147
Accounts receivable	143	112
Other receivables	30	24
Due from related parties	692	1,061
Inventory	44	41
Other	205	25
Total current assets	1,282	1,410
Other assets:
Property, plant and equipment – net	11,227	11,417
Intangible assets – PPAs – net	2,142	2,175
Intangible assets – customer relationships – net	538	593
Goodwill	879	891
Investments in equity method investees	1,903	1,896
Deferred income taxes	274	322
Other	367	272
Total other assets	17,330	17,566
TOTAL ASSETS	$18,612	$18,976
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$595	$982
Due to related parties	77	104
Current portion of long-term debt	36	33
Accrued interest	17	26
Derivatives	11	26
Accrued property taxes	17	25
Other	47	65
Total current liabilities	800	1,261
Other liabilities and deferred credits:
Long-term debt	5,378	5,294
Asset retirement obligation	258	243
Derivatives	370	595
Due to related parties	41	41
Other	389	383
Total other liabilities and deferred credits	6,436	6,556
TOTAL LIABILITIES	7,236	7,817
COMMITMENTS AND CONTINGENCIES
REDEEMABLE NONCONTROLLING INTERESTS	120	321
EQUITY
Common units (83.9 and 83.9 units issued and outstanding, respectively)	3,070	2,985
Accumulated other comprehensive loss	(8)	(8)
Noncontrolling interests	8,194	7,861
TOTAL EQUITY	11,256	10,838
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY	$18,612	$18,976

NEXTERA ENERGY PARTNERS, LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(millions)
(unaudited)
PRELIMINARY

	Three Months Ended March 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$333	$571
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	103	67
Intangible amortization – PPAs	39	26
Change in value of derivative contracts	(327)	(540)
Deferred income taxes	50	70
Equity in earnings of equity method investees, net of distributions received	(4)	(4)
Equity in earnings of non-economic ownership interests, net of distributions received	(19)	(14)
Other – net	—	2
Changes in operating assets and liabilities:
Current assets	(31)	(50)
Noncurrent assets	1	—
Current liabilities	(25)	(24)
Net cash provided by operating activities	120	104
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures and other investments	(467)	(45)
Payments to related parties under CSCS agreement – net	(78)	(74)
Reimbursements from related parties for capital expenditures	475	8
Other	—	4
Net cash used in investing activities	(70)	(107)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common units – net	2	3
Issuances of long-term debt	89	102
Retirements of long-term debt	(6)	(2)
Debt issuance costs	—	(1)
Partner distributions	(137)	(117)
Proceeds from differential membership investors	46	41
Payments to differential membership investors	(9)	(6)
Payments to Class B noncontrolling interest investors	(16)	(14)
Change in amounts due to related parties	(1)	(1)
Other	(1)	(1)
Net cash provided by (used in) financing activities	(33)	4
NET INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	17	1
CASH, CASH EQUIVALENTS AND RESTRICTED CASH – BEGINNING OF PERIOD	151	112
CASH, CASH EQUIVALENTS AND RESTRICTED CASH – END OF PERIOD	$168	$113